Exhibit 10.2

LICENSE AGREEMENT

This Commercial Use License Agreement, including the Schedules (hereinafter referred to as “Agreement”), is effective this 1st day of September, 2019 (“Effective Date”), by and between Visual Health Solutions, Inc., a Colorado corporation having a primary place of business at 300 Boardwalk Dr., Suite 4B, Fort Collins, Colorado 80525, (hereinafter referred to as “Licensor” or “Visual”), and Docola, Inc. with offices located at 801 West Bay Dr. #506, Largo, FL 33770 (hereinafter referred to as “Licensee” or Doc.la).

WITNESSETH:

WHEREAS, Visual is engaged in the business of creating animations and multimedia content;

WHEREAS, DOC.LA is a developer and distributor of certain digital medical care, healthcare education and patient engagement technology, products, and related services (“DOC.LA Product(s)”);

WHEREAS, the Licensee desires to acquire a license to use Visual’s animations, Visual Consults and other various products/services (“Visual Intellectual Property”), as listed in Schedule A attached, on its platform; and

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of License. Visual grants Licensee, subject to the terms and conditions contained herein, a world-wide, nonexclusive license, subject to 2.3 below, to display, perform, exhibit, distribute, or transmit the Visual Intellectual Property in DOC.LA Products for the Term. To the extent possible, the Licensee will provide attribution to the Licensor on the DOC.LA Products. The license granted herein (“Licensed Rights”) is not transferable without the consent of Visual. Licensee may not use, copy, display, modify (except as agreed to for this use), produce derivative works or distribute the Visual Intellectual Property except in strict accordance with this Agreement.

2. Intellectual Property

2.1 Reservation of Rights. All rights with respect to the Visual Intellectual Property (and any reproductions or derivative works thereof), whether now existing or which may hereafter come into existence which are not expressly granted to Licensee herein, including but not limited to print publication, electronic publication in all media and formats, and video, movie, and audio rights, are reserved to Visual. Without limiting the foregoing, and except as provided herein, Visual specifically reserves all rights, whether now existing or which hereafter may come into existence, to: make any derivative works of the Visual Intellectual Property or derivative works thereof; combine the Visual Intellectual Property or derivative works thereof, in whole or in part, with any other materials; transmit or download the Visual Intellectual Property or derivative works thereof through electronic, telephonic, optical or any other means; alter or modify in any way the Visual Intellectual Property or any derivative works thereof or publicly perform or display in any way the Visual Intellectual Property of any derivative works thereof.

2.2 Use of Trademarks and Trade-names. The Parties may grant to each other non-exclusive and immediately terminable right to use the other party’s name and other trademarks during the term of this Agreement solely in connection with the marketing, licensing and support of the Pilot Programs in accordance with the terms of this Agreement. Upon termination of this Agreement, each Party will purge such name or marks from all materials, letterheads, signs and any other media in which a trademark or trade-name is displayed. A Party shall notify the other Party of any infringement or appropriation of its names or marks it becomes aware of during the term of this Agreement.

3. Approvals and Samples. Licensee agrees to forward to Visual a link to all Licensee’s Media, displaying Visual’s Visual Intellectual Property within ten (10) business days of being made available to the general public.

4. Payment-Compensation. In consideration of the rights granted by Visual to Licensee under this Agreement, Licensee agrees to pay Visual the sums specified in the Schedule B.

5. Term/Termination. This Agreement shall have an initial term of three (3) years from the Effective Date (“Initial Term”), which shall be automatically renewed for two successive one (1) year terms unless canceled by written notice by either Party to the other not less than one-hundred and twenty (120) days prior to the expiration of the stated term (“Renewal Term(s)” together with the Initial Term as the “Term”). This Agreement shall also be terminable by either Party by written notice to the other Party in the event of a material breach of any term hereof which is not cured within sixty (60) days following written notice thereof. Notwithstanding the foregoing, after the first twelve (12) months following the Effective Date, either Party may terminate this Agreement by providing the other party one hundred twenty (120) days’ notice.

5.1       Without prejudice to any other rights Visual may have pursuant to this Agreement or otherwise, Visual will have the right to terminate this Agreement and the Licensed Rights in the event of any of the following events of default (hereinafter referred to as “Default(s)”):

a.	Licensee fails to pay any amount due under the License Agreement between Visual and Licensee within thirty (30) days of its due date; or
b.	Licensee violates, breaches or defaults in performing any other material requirement or obligation under this Agreement, or any representation in this Agreement, any document furnished in connection with this Agreement, and such failure or inaccuracy continues uncured for thirty (30) days after notice thereof.

5.2       Without prejudice to any other rights Licensee may have pursuant to this Agreement or otherwise, Licensee will have the right to terminate this Agreement in the event of any of the following:

a.	Licensee reasonably determines that the Visual Intellectual Property infringes any copyright or other Visual Intellectual Property rights, or rights of privacy or publicity of any third parties, and such infringement continues uncured for thirty (30) days after notice hereof;
b.	Visual commits a breach of any material term of this agreement.

6. Remedies of the Parties.

6.1        Upon the occurrence of a Default and at any time thereafter, Visual may, in its sole discretion, take any one or more of the following actions:

a.	Upon written notice to Licensee and the opportunity to cure within 30 days, terminate this Agreement and the Licensed Rights. Termination of this Agreement and the Licensed Rights will not terminate any liability arising out of conduct before the date of termination. In the event of such termination of this Agreement and the Licensed Rights, (i) neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors and/or assigns will have any right to use the Visual Intellectual Property or to sell, exploit, or in any way deal with or in any Visual Intellectual Property which in any manner contains any Licensed Rights or the name of the Licensor; and (ii) upon Visual’s request, either return or, if requested by Visual, destroy all copies of the Visual Intellectual Property.
b.	Declare the total amount or any portion thereof of amounts due hereunder immediately due and payable;

6.2       Upon the termination of the Agreement by Licensee pursuant to Section 5.2 above, Visual shall immediately return to Licensee any fees paid by Licensee within the last month for the Licensed Rights.

7. Confidentiality. For purposes of the Agreement, “confidential information” shall be and remain the sole property of the party disclosing such confidential information and is defined to include, among other things, all information obtained by either party (in such context, a “Receiving Party”) from the other party (the “Disclosing Party”) that relates to the Disclosing Party’s past, present and future research, development and business activities as well as all information, conclusions, drafts and associated materials and final work product resulting from either party’s performance under this Agreement, that is either identified as being confidential by the Disclosing Party, with the exception of information (a) previously known to the Receiving Party prior to its receipt from the Disclosing Party or (b) publicly disclosed by the Disclosing Party or (c) lawfully disclosed by any third party either prior to or subsequent to the Receiving Party’s receipt of such information or (d) which is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of disclosure is limited to the extent possible, or (e) which is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it. The Receiving Party will hold all confidential information in trust and confidence for the Disclosing Party and will take all necessary precautions to protect such confidential information including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials. The Receiving Party will not use any confidential information except as authorized under this Agreement and will not disclose any confidential information to any persons except on a need to know basis for purposes contemplated under this Agreement and under a written obligation of confidentiality. Further, the Receiving Party will not remove or export any confidential information from the country in which it is located except as may be allowed by applicable export laws. Upon termination or expiration of this Agreement, the Receiving Party will return to the Disclosing Party or destroy all written or descriptive materials including, but not limited to, drawings, descriptions, drafts, manuscripts and other papers and documents that contain confidential information.

8. Warranties.

8.1 Visual warrants that the Visual Intellectual Property (a) will perform in accordance with the stated purpose and the operating documentation supplied; and (b) is original to Visual or Visual has full and sufficient rights to grant to Licensee the rights and licenses granted hereunder, without the necessity of payment or attribution of any type to any third party. EXCEPT AS SPECIFIED IN THIS SECTION, THERE ARE NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THE VISUAL INTELLECTUAL PROPERTY IS PROVIDED “AS IS.”

8.2 EXCEPT FOR THE PARTIES’ (A) INDEMNIFICATION OBLIGATIONS HEREIN; (B) BREACHES OF CONFIDENTIALITY; (C) REPRESENTATIONS RELATING TO INTELLECTUAL PROPERTY; AND (D) REPRESENTATIONS RELATING TO EXCLUSIVITY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING FROM ANY BREACH OF ANY REPRESENTATION OR WARRANTY OR THE RESPECTIVE PARTY’S OBLIGATIONS CONTAINED IN THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EXCEPT AS STATED IN SUBSECTIONS A THROUGH D OF THIS PARAGRAPH, IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY EXCEED THE AMOUNT LICENSEE PAID IN LICENSE FEES FOR THE RIGHT TO USE THE VISUAL INTELLECTUAL PROPERTY.

9. Representations and Warranties. Each of the parties represents and warrants to the other that it has the full right, power, and authority to enter into this Agreement.

10. No Partnership, Etc. The relationship of Visual and Licensee is that of independent contractors and each is not and shall not be considered a joint venture, employee or agent of each other. It is understood and agreed that except as expressly stated, nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on behalf of the other party, or to incur debt or other obligations in the name of the other party, and that neither party shall in any event assume liability for, or be deemed liable hereunder as a result of any action by the other party.

11. Applicable Law. This Agreement and the rights and obligations of the parties shall be governed by and interpreted in accordance with the internal law of the State of Colorado without giving effect to the principles of conflict of laws.

12. Jurisdiction and Venue. The parties acknowledge that the execution of, and substantial performance under, this Agreement has occurred or will occur in the State of Colorado. Without limiting the right of the parties to pursue their rights and remedies under this Agreement (or under any judgment obtained in respect thereof) in any appropriate jurisdiction, the parties hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Colorado or any United States Court of competent jurisdiction situate therein, to adjudicate any legal action commenced by a party and waive any objections they may at any time have to such jurisdiction and venue.

13. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes: (i) if delivered personally to the party or to an executive officer of the party to whom the same is directed; (ii) if sent by registered or certified mail, postage and charges prepaid, or by a recognized overnight courier service, addressed to the party’s address set forth below; or (iii) upon facsimile transmissions to the party’s facsimile number shown below with a copy of said notice given by one of the other methods set forth in this Section. Except as otherwise provided herein, any such notice shall be deemed to be given under clause (i) upon delivery; under clause (ii) two business days after mailing or one business day after delivery by overnight delivery service; or under clause (iii) upon completion of the facsimile transmission.

If to Visual:	Visual Health Solutions, Inc
1300 Riverside Ave., Suite 101
Fort Collins, Colorado 80524
ATTN: Paul M. Baker
EMAIL: pbaker@visiblep.com

If to Licensee:	Docola, Inc.
801 West Bay Dr. #506
Largo, FL 33770
ATTN: Eran Kabakov
EMAIL: eran@doco.la

14. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

15. Intentionally Deleted.

16. Descriptive Headings. The descriptive headings of the separate sections or paragraphs of this Agreement are inserted for convenience of reference only and do not form a part hereof and in no way modify, interpret, or construe the meaning of the parties.

17. Waiver. A party's failure to exercise any of its rights hereunder or insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Agreement by that party or any other party.

18. Email Transmissions. This Agreement may be executed and delivered by a party by an email attachment, which transmission copies shall be considered an original, and shall be binding and enforceable against such party.

19. Entire Agreement. Except for the Confidentiality Agreement executed either prior to or contemporaneously herewith, this Agreement supersedes any prior agreements or understandings between the parties with respect to the matters set forth herein, and constitutes the entire understanding of the parties as to the matters set forth herein. No modification of this Agreement shall be valid or binding unless executed in writing by each of the parties on or after the date hereof. None of the parties shall be bound by any representations, warranties, promises, statements, or information as to the matters which are the topic of this Agreement, unless such are specifically set forth herein.

20. Acknowledgment. The parties agree that in entering into this Agreement, they are relying upon their own judgment, belief and knowledge as to all phases of their claims and further acknowledge that no promise, inducement or agreement or any representations and warranties not specifically expressed herein have been made to procure their agreement hereto. The parties further acknowledge that this Agreement is contractual and not merely recital, and that they have read, understood and fully agree to the terms of this Agreement.

21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. If any covenant or provision of this Agreement is determined to be unenforceable by reason of its extent, duration, scope, or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope, or other provision and enforce them in their reduced form for all purposes contemplated by this Agreement.

22. Survivability. Where the context of this Agreement requires such an interpretation, this Agreement shall survive the termination of the Licensed Rights. Notwithstanding the above, Visual retains the right to use the Product in its own promotional materials and in presentations.

23. Indemnification. Each party agrees to indemnify, defend and hold harmless the other party, and its affiliates and their respective directors, officers, employees and agents (each, an “Indemnified Party”) against all claims, liabilities and costs, including reasonable attorneys’ fees, incurred in the defense of any claim brought against any Indemnified Party by a third party (i) alleging that the Visual Intellectual Property, with respect to Visual, or Licensee’s Media, with respect to Licensee, infringes or misappropriates any patent, copyright, trademark, trade secret, trade dress, or other Visual Intellectual Property or proprietary rights of any third party, (ii) resulting from a breach by such party of any of its representations or warranties hereunder, provided that the Indemnified Party promptly notifies the indemnifying party in writing of any such claim and the indemnifying party is permitted to control fully the defense of such claim, or (iii) bodily injury, death of any person, or damage to real or tangible personal property resulting from a party’s acts or omissions.

24. Excluded Providers. Visual represents and warrants that it is not presently under exclusion from, nor has it ever been excluded from, participation in Medicare, Medicaid or any other federally funded health care program pursuant to 42 U.S.C. §1320a-7b, or any similar federal, state or local statute or regulation, nor does it presently employ or contract with any individual or entity that is or has been so excluded, or convicted of a criminal offense related to the provision of healthcare services. If at any time during the term of this agreement Visual is excluded from participation in any federally funded health care program, such exclusion shall cause this agreement to terminate immediately and without notice. Furthermore, both parties agree to use their best commercially reasonable efforts to comply with any and all requirements imposed on Visual and Licensee, respectively, under 42 U.S.C. § 1320a 7b(b)(3)(A) and the “safe harbor” regulations regarding discounts or other reductions in price set forth in 42 C.F.R. § 1001.952(h).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

VISUAL HEALTH SOLUTIONS, Inc.		Docola Inc.

By:		By:
	Paul M. Baker		Eran Kabakov

Title:	CEO	Title:	CEO

Date:	9/1/19	Date:

SCHEDULE A

•	Visual Intellectual Property includes all:
o	Illustrations, animations and associated “programs” displayed on www.visualhealthsolutions.com or otherwise available (“Visual Content”);
o	Visual Consults either existing or added during the Term of this Agreement (“Visual Consults”); and
o	Any new illustrations or animations added to its web site.
•	Visual agrees to provide the Visual Intellectual Property and related functionality in a format acceptable to Licensee, including those required for DOC.LA’s fixed and mobile products. Notwithstanding, the Visual Consults will be provided to work on PCs using the Windows 7 or Windows 10 platforms and iPads.
•	Visual shall have the right to initially approve, in its absolute discretion, the specific placement, appearance, size, format, positioning, and all other aspects relating to the display of the Visual Intellectual Property on the DOC.LA products. Visual shall have the right to review and approve, in its absolute discretion, material changes to the display of the Visual Intellectual Property.

SCHEDULE B:

•	Licensee may format the Visual Intellectual Property in accordance with Licensee’s product requirements, provided that the Visual Intellectual Property may not be edited or modified in a material way. Licensee is not under any obligation to display any particular content item, and may decide not to display, or to remove, individual content items in their entirety at their sole and absolute discretion.
•	Licensee agrees to include the Visual Intellectual Property into all of its offerings and pay Licensor a monthly fee equal to 70% of the provider-user fees collected by DOC.LA (the “Monthly Fee”).
•	The Monthly Fee will be calculated as follows: Licensee will report each month the number of providers paying fees to DOC.LA for the use of the DOC.LA platform during the preceding month by the 5th of the month, together with the per-provider fees paid to DOC.LA. Licensor will invoice the Licensee the calculated Licensor fee based on the number of provider-users and the fees paid to DOC.LA. Payment shall be made within 30 days.
•	DOC.LA can utilize images for a mobile platform in cases where mobile complements the exam room offering in a hospital, health system or physician office at no cost, provided DOC.LA isn’t receiving fees from the mobile use.

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